UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2019

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Lynbrook, New
York 11563
(Address of Principal Executive Offices, including Zip Code)

(516) 256-8143
(Registrant's telephone number, including area code)

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Janel Corporation (the "Company") is furnishing the accompanying preliminary unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2018 and December 31, 2018 and the related preliminary unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the year and quarter then ended, respectively, in order to provide the Company’s stockholders with updated financial information regarding the Company.

As previously disclosed in the Company’s Form 12b-25 filings filed with the Securities and Exchange Commission (the “SEC”) on January 2, 2019 and February 15, 2019, the Company has not yet filed with the SEC the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018.  The Company’s delay in filing the Form 10-K and Form 10-Q was primarily the result of the Company requiring additional time to complete its analysis of complex and technical accounting issues relating to ASC Topic 605-45 Revenue Recognition - Principal Agent Considerations (“ASC Topic 605-45”) with respect to the Company’s logistics segment.

As previously disclosed in the Company’s Form 8-K filed with the SEC on January 30, 2019, the Board of Directors (the “Board”) of the Company determined that the Company's previously issued financial statements contained errors based on the information obtained to date in connection with the ongoing review of complex and technical accounting issues relating to ASC Topic 605-45.  As a result, the Board concluded that the Company’s consolidated financial statements as of and for each of the following fiscal periods (collectively, the “Relevant Periods”) should no longer be relied upon:

•	the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018;

•	the fiscal year ended September 30, 2017 and each fiscal quarter therein; and

•	the fiscal year ended September 30, 2016 and each fiscal quarter therein.

The Company has completed its analysis of complex and technical accounting issues relating to ASC Topic 605-45 and determined the aggregate amount of previously-recognized revenue (on a gross basis, as opposed to a net basis) that has been affected and has determined the amount of such revenue to be recorded in the Relevant Periods. The Company is working toward filing its restated consolidated financial statements for the Relevant Periods as soon as practicable.  At this time, however, the Company cannot predict with certainty when the preparation of those restated consolidated financial statements will be completed.  Moreover, the Company is committed to addressing the issues identified in its prior filings and to re-establishing timely financial reporting as soon as practicable.  That said, the expected non-cash adjustments do not relate to the Company's operating performance and do not have any impact on net income, earnings per share or cash flows. Additionally, the anticipated adjustments do not impact net revenues (total logistics segment revenue less cost of purchased transportation related services) or EBITA, both non-GAAP measures used by the Company.

In addition, as previously disclosed in the Company’s Form 8-K filed with the SEC on February 22, 2019, the Company dismissed its principal independent registered public accounting firm, Crowe LLP, and appointed a new principal independent registered accounting firm, Prager Metis CPAs, LLC.  Due to the Company’s change in certifying accountant, the financial information in Exhibit 99.1 to this Form 8-K has not been reviewed by the Company’s independent registered public accounting firm, and the Company’s preliminary unaudited financial results contained therein are subject to change to reflect any necessary corrections or adjustments resulting from the outcome of our audits.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts are forward-looking information. Words such as “intend,” “plan,” “expect,” “may,” “believe,” “will” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s plans and expectations, the remediation of any weaknesses in the Company’s internal controls, impacts of accounting guidance and future filings. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Actual results may differ materially from those projected in any forward-looking statements. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking statements. Additional information on these and other factors, which could affect the Company's financial results, are included in its Annual Reports on Form 10-K. Finally, there may be other factors not mentioned above or included in the Company's filings with the SEC that may cause actual results to differ materially from any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Description

99.1	Preliminary unaudited financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: March 6, 2019	By:	/s/ Dominique Schulte
Dominique Schulte
Chief Executive Officer